Exhibit 99.2

Tianjin Tiens Life Resources Co., Ltd.

Unaudited Pro Forma Financial Information

The accompanying pro forma combined financial statements present the historical financial information of Tiens Biotech Group (USA), Inc. (“TBG”) as adjusted for the acquisition of Tianjin Tiens Life Resource Co., Ltd. (“Life Resources”) from Tianshi International Investment Group Co., Ltd. (“Tianshi Investment”).

Life Resources was incorporated on April 29, 2005 as a Foreign Investment Enterprise (“FIE”) in Wuqing, Tianjin, Peoples’ Republic of China (“PRC”). Life Resources is currently constructing a research and development center, manufacturing and logistic facilities and administrative offices. Construction on the project began in July 2006. Tianshi Investment is a British Virgin Islands company controlled by Mr. Jinyuan Li, the Chairman, CEO and President of TBG.

On December 20, 2007, Tianshi Investment entered a Sale and Purchase Agreement with Tianshi International Holdings Group Co., Ltd. (“Tianshi Holdings”), a British Virgin Islands company 100% owned by TBG. Pursuant to the Sale and Purchase Agreement, Tianshi Holdings agreed to buy all of the registered share capital of Life Resources for $64.2 million. The closing of the transaction was subject to government approval of transfer of the share capital of Life Resources to Tianshi Holdings and such approval was issued on March 13, 2008.

As TBG, Tianshi Investment and Life Resources are under common control of Jinyuan Li, for financial reporting purposes, the business combination is to be accounted for as a pooling-of-interests.

The accompanying pro forma combined balance sheet presents the historical financial information of TBG and Life Resources as of December 31, 2007, as adjusted for the acquisition of Life Resources, accounted for as pooling-of-interests.

The accompanying pro forma combined statements of operation for the years ended December 31, 2007 and 2006 combines the historical financial information of TBG and Life Resources as if the combination has occurred at the beginning of 2006.

The pro forma combined financial statements have been prepared by management, based on the historical financial statements of TBG and Life Resources. These pro forma combined financial statements may not be indicative of the results that actually would have occurred if the combination had been in effect on the dates indicated or which may be obtained in the future. The pro forma statements reflect pro forma adjustments that are described in the accompanying notes and are based on available information and certain assumptions that TBS believes are reasonable but are subject to change.

The pro forma combined financial statements should be read in conjunction with the historical financial statements of TBG included in the form 10-K filed for the year ended December 31, 2007 and with the historical financial statements of Life Resources for the year ended December 31, 2007, included elsewhere in this filing on Form 8-K.

TIENS BIOTECH GROUP (USA), INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS
AS OF DECEMBER 31, 2007

	Historical		Pro Forma	Pro Forma
	Tiens	Life Resources	adjustment	combined
A S S E T S			(unaudited)	(unaudited)

CURRENT ASSETS:
Cash	$48,678,945	$5,402,903		$$54,081,848
Accounts receivable, trade - related parties, net of allowance for doubtful accounts of $71,700 and $86,776 as of December 31, 2007 and 2006, respectively	14,268,229	-		14,268,229
Accounts receivable, trade - third parties	104,398	-		104,398
Inventories	5,949,963	-		5,949,963
Other receivables	892,489	175,854		1,068,343
Other receivables - related parties	13,070,907	2,075,759	(1,259,528)	13,887,138
Employee advances	64,336	1,565		65,901
Prepaid expenses	623,638	-		623,638
Total current assets	83,652,905	7,656,081		90,049,458

PROPERTY, PLANT AND EQUIPMENT, net	16,034,812	37,088		16,071,900

OTHER ASSETS:
Construction in progress	2,287,807	37,504,967		39,792,774
Construction deposits		1,089,216		1,089,216
Intangible assets, net	2,603,084	6,643,795		9,246,879
Long-term prepaid expenses	5,301,847	-		5,301,847
Acquisition deposit	71,747,182	-	(71,747,182)	-
Total other assets	81,939,920	45,237,978		55,430,716

Total assets	$181,627,637	$52,931,147		161,552,074

L I A B I L I T I E S A N D S H A R E H O L D E R S' E Q U I T Y

CURRENT LIABILITIES:
Accounts payable	$4,070,906	$-		$$4,070,906
Advances from customers - related parties	1,700,838	-		1,700,838
Wages and benefits payable	1,250,685	-		1,250,685
Other taxes payable	536,819	-		536,819
Income taxes payable	665,726	-		665,726
Contractor deposits		595,128		595,128
Other payables	1,133,539	7,820,285		8,953,824
Other payables - related parties	7,938,205	1,259,528	(1,259,528)	7,938,205
Dividend payable to minority interest	4,902,629	-		4,902,629
Current portion of long term debt, related party	2,130,000	-		2,130,000
Total current liabilities	24,329,347	9,674,941		32,744,760

NON-CURRENT LIABILITIES
Long term debt, net of current portion, related party	4,267,742	-		4,267,742
Other payables-non current	538,130	-		538,130
Deferred income	-	4,895,049		4,895,049
Total non current liabilities	4,805,872	4,895,049		9,700,921

Total liabilities	29,135,219	14,569,990		42,445,681

MINORITY INTEREST	6,144,063	-		6,144,063

SHAREHOLDERS' EQUITY:
Legal capital	-	30,000,000	(30,000,000)	-
Common stock subscribed	-	7,500,000	(7,500,000)	-
Common stock, $0.001 par value, 250,000,000 shares authorized, 71,333,586 issued and outstanding, respectively	71,334	-		71,334
Paid-in-capital	8,842,009	-		8,842,009
Additional paid-in-capital	69,105	-	(69,105)	-
Statutory reserves	9,420,783	-		9,420,783
Retained earnings	113,964,778	(1,118,541)	(34,178,077)	78,668,160
Accumulated other comprehensive income	13,980,346	1,979,698		15,960,044
Total shareholders' equity	146,348,355	38,361,157		112,962,330
Total liabilities and shareholders' equity	$181,627,637	$52,931,147		161,552,074

TIENS BIOTECH GROUP (USA), INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF INCOME AND OTHER COMPREHENSIVE INCOME
FOR THE YEAR ENDED DECEMBER 31, 2007

	Historical		Pro Forma	Pro Forma
	Tiens	Life Resources	adjustment	combined
			(unaudited)	(unaudited)
REVENUE - RELATED PARTIES	$54,900,060	$-	$	$54,900,060

COST OF SALES	16,526,695	-		16,526,695

GROSS PROFIT	38,373,365	-		38,373,365

SELLING, GENERAL AND ADMINISTRATIVE EXPENSES	14,306,660	614,754		14,921,414

INCOME (LOSS) FROM OPERATIONS	24,066,705	(614,754)		23,451,951

OTHER (EXPENSE) INCOME
(Interest expense)	(399,773)	-		(399,773)
Interest income	3,019,153	19,602		3,038,755
Other (expense), net	(1,099,172)	(61,899)		(1,161,071)
	1,520,208	(42,297)		1,477,911

INCOME (LOSS) BEFORE PROVISION FOR INCOME TAXES AND MINORITY INTEREST	25,586,913	(657,051)		24,929,862

PROVISION FOR INCOME TAXES	2,026,875	-		2,026,875

INCOME (LOSS) BEFORE MINORITY INTEREST	23,560,038	(657,051)		22,902,987

MINORITY INTEREST	4,966,397	-		4,966,397

NET INCOME (LOSS)	18,593,641	(657,051)		17,936,590

OTHER COMPREHENSIVE INCOME (LOSS):
Foreign currency translation adjustment	8,265,358	1,650,382		9,915,740

COMPREHENSIVE INCOME	$26,858,999	$993,331	$	$27,852,330

EARNINGS PER SHARE, BASIC AND DILUTED	0.26			$0.25

WEIGHTED AVERAGE NUMBER OF SHARES	71,333,586			71,333,586

TIENS BIOTECH GROUP (USA), INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF INCOME AND OTHER COMPREHENSIVE INCOME (LOSS)
FOR THE YEAR ENDED DECEMBER 31, 2006

	Historical			Pro Forma	Pro Forma
	Tiens	Life Resources		adjustment	combined
				(unaudited)	(unaudited)
REVENUE - RELATED PARTIES	$66,790,466	$-	$		$66,790,466

COST OF SALES	18,082,441	-			18,082,441

GROSS PROFIT	48,708,025	-			48,708,025

SELLING, GENERAL AND ADMINISTRATIVE EXPENSES	12,789,810	273,106			13,062,916

INCOME (LOSS) FROM OPERATIONS	35,918,215	(273,106)			35,645,109

OTHER (EXPENSE) INCOME
(Interest expense)	(532,887)	-			(532,887)
Interest income	859,720	10,336			870,056
Other (expense), net	(165,742)	(27,431)			(193,173)
	161,091	(17,095)			143,996

INCOME (LOSS) BEFORE PROVISION FOR
INCOME TAXES AND MINORITY INTEREST	36,079,306	(290,201)			35,789,105

PROVISION FOR INCOME TAXES	2,823,899	-			2,823,899

INCOME (LOSS) BEFORE MINORITY INTEREST	33,255,407	(290,201)			32,965,206

MINORITY INTEREST	6,963,330	-			6,963,330

NET INCOME (LOSS)	26,292,077	(290,201)			26,001,876

OTHER COMPREHENSIVE INCOME (LOSS):
Foreign currency translation adjustment	3,480,775	213,525			3,694,300

COMPREHENSIVE INCOME (LOSS)	$29,772,852	$(76,676)	$		$29,696,176

EARNINGS PER SHARE, BASIC AND DILUTED	$0.37				$0.36

WEIGHTED AVERAGE NUMBER OF SHARES	71,333,586				71,333,586

1.	BASIS OF PRESENTATION

As TBG, Tianshi Investment and Life Resources were under common control by Jinyuan Li before the combination, the combination was accounted for as a pooling-of-interests. The combined balanced sheet is shown as of December 31, 2007, and the combined statements of operations is shown for the years ended December 31, 2007 and 2006, respectively. These pro forma combined financial statements are not intended to reflect results of operations or the financial position which would have actually resulted had the transaction been effected on the dates indicated.

2.	GENERAL

On December 20, 2007, Tianshi Holdings signed a Sale and Purchase Agreement (the "Sale and Purchase Agreement") with Tianshi Investment. Based on the valuation conducted by Vigers Appraisal & Consulting Limited, Tianshi Investment agreed to sell 100% of its shares in Life Resources to Tianshi Holdings for $64,247,182. Pursuant to the Sale and Purchase Agreement, Tianshi Holdings advanced a deposit of $64,247,182 to Tianshi Investment on December 20, 2007. The closing of the transaction was subject to government approval of transfer of the share capital of Life Resources to Tianshi Holdings. Such approval was received on March 13, 2008. The acquisition deposit was settled as follows:

(a)	$28,592,743 was paid by canceling of a loan from Biological to Tianshi Engineering in the principal amount of RMB200,000,000 together with interest accrued thereon;
(b)	$16,557,914 was paid by canceling other receivables owed by Tianshi Engineering to Biological; and
(c)	$19,096,525 was paid by cash.

The right of offset existed because:

1.	Tianshi Engineering had a determinable outstanding debt payable to the Company;
2.	The Company had a determinable outstanding debt payable to Tianshi Investment;
3.	The Company had the right to offset the two amounts;
4.	Both the Company, Tianshi Investment and Tianshi Engineering agreed to offset the amounts; and
5.	The agreement to offset is enforceable under Chinese contract law.

On December 21, 2007 Tianshi Holdings, Tianshi Investment and Life Resources entered a Loan Agreement pursuant to which Tianshi Investment loaned $7.5 million to Life Resources without interest. Tianshi Holdings agreed to pay back the $7.5 million to Tianshi Investment within five days of the date that the Chinese government approves the transfer of all of the shares of Life Resources to the Company. This $7.5 million is to be used to increase the registered capital of Life Resources. However, if the Chinese government were not to approve the transfer, then the Company would no obligation to repay the loan. The increase of the registered capital of Life Resources also had to be approved by the Chinese government. As of December 31, 2007, such approval had not been received. On March 13, 2008, the Chinese government approved the transfer of all of the shares of Life Resources to Tianshi Holdings and the increase of registered capital in Life Resources.

As the transaction was not closed until March 13, 2008, the historical consolidated financial statements of TBG for the year ended December 31, 2007 did not include the financial statements of Life Resources. The consideration paid by the Company for the acquisition and the $7.5 million loan have been characterized as an acquisition deposit.

In according with SFAS 141, Business Combinations, the combined pro forma financial information was accounted for as pooling-of-interest, which requires the assets and liabilities of Life Resources be accounted for at their carrying values in the combination. The difference between the fair value of $71,747,182 and the registered capital of $37,500,000 of Life Resource at December 31, 2007, $34,247,182, was categorized as additional paid in capital at $69,105 and as retained earnings at $34,178,077.

3.	SUMMARY OF PRO FORMA ADJUSTMENTS

The pro forma adjustments included in the unaudited pro forma financial statements for the year ended December 31, 2007, are as follows:

(a)	Cancellation of inter-company receivables and payables.
(b)	Elimination of acquisition deposit account in TBG with equity accounts in Life Resources.

4.	CONTINGENT PAYMENTS

There is no contingent payments associated with the acquisition. The consideration for the acquisition was fixed by the Sale and Purchase Agreement.